EXHIBIT 23.1




                               Arthur Andersen LLP











                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to Alabama Power Company Class A Preferred Stock, Alabama Power Company First Mortgage Bonds, Alabama Power Capital Trust lII Preferred Securities, Alabama Power Capital Trust lV Preferred Securities, Alabama Power Capital Trust V Preferred Securities, Alabama Power Company Junior Subordinated Notes, Alabama Power Company Senior Notes and Alabama Power Company Guarantees with respect to Preferred Securities of Alabama Power Capital Trust III, Alabama Power Capital Trust IV and Alabama Power Capital Trust V) of our reports on Alabama Power Company dated February 11, 1998 included in Alabama Power Company's Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.


                             /s/Arthur Andersen LLP




Birmingham, Alabama
November 10, 1998